NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Net Income Increased 35% to $166 Million; Return on Equity of 12.3%

Greenwich, CT, April 24, 2018 -- W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the first quarter of 2018 of $166 million, or $1.30 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2018	2017

Gross premiums written	$1,979,421	$1,936,207
Net premiums written	1,665,338	1,646,838

Net income to common stockholders	166,396	123,447
Net income per diluted share	1.30	0.96

Return on equity (1)	12.3%	9.8%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•	We reported annualized pre-tax return on equity of 15.5%, which adjusted for accounting changes for equity securities effective January 1, 2018 would have been 22.5%.

•	The combined ratio was 94.6%, inclusive of 0.5 loss ratio points from catastrophes and an additional 0.7 loss ratio points from non-catastrophe weather.

•	Total catastrophe losses were $7 million.

•	Investment income increased 17.2%. Investment income attributable to the core investment portfolio increased 11.3%(1).

•	Net realized pre-tax gains and net unrealized pre-tax gains on equity securities of $44 million, net of performance-based compensatory costs(2).
The Company commented:
Our performance in the first quarter of 2018 was strong, resulting from our ongoing strategy to minimize volatility in our underwriting results, combined with robust investment income. Our 12.3% annualized ROE is a reflection of our focus on delivering superior risk-adjusted returns to our shareholders.
Net premiums written in the Insurance segment grew by 3.3% in the quarter, with steady price improvement in each month. This growth was partially offset by a decline of 20% in net premiums written in the Reinsurance segment, where the pricing environment remained exceptionally competitive. Similar to others, we experienced a higher level of non-catastrophe weather-related property losses in the quarter. However, the net impact of catastrophe losses was relatively modest, and our accident year loss ratio excluding catastrophe losses was stable. We remain optimistic that slow but steady improvements in pricing, along with growth in the economy benefiting from recent tax reform, will enable our underwriting results to improve.
Net investment income was particularly strong this quarter as investment funds performed notably well. Investment funds have wide variations in income from quarter to quarter, but they continue to provide us with an enhanced overall long-term return. Recurring income from the core portfolio grew primarily due to an increase in invested assets. We realized gains on sales of investments of $142 million, before consideration of the change in accounting for unrealized gains on equity securities.
Our first quarter results have provided a solid start to the year. The market is slowly moving in the right direction, and we anticipate that these trends, and consequently our results, will improve further during the remainder of the year. Changes in the tax code and accounting rules have made it more challenging to compare our current results with prior periods. We remain focused on creating shareholder value over the long-term.
(1) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(2) Net realized pre-tax gains and net unrealized pre-tax gains on equity securities before performance-based compensatory costs were $48 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 24, 2018, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2018 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2018 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2018	2017
Revenues:
Net premiums written	$1,665,338	$1,646,838
Change in unearned premiums	(97,930)	(76,796)
Net premiums earned	1,567,408	1,570,042
Net investment income	174,518	148,858
Net realized and unrealized gains on investments (1)	48,464	52,348
Revenues from non-insurance businesses	70,171	65,390
Insurance service fees	30,675	33,280
Other income	11	500
Total revenues	1,891,247	1,870,418
Expenses:
Losses and loss expenses	963,219	979,603
Other operating costs and expenses	610,439	603,700
Expenses from non-insurance businesses	69,543	66,019
Interest expense	37,056	36,799
Total expenses	1,680,257	1,686,121
Income before income taxes	210,990	184,297
Income tax expense	(43,417)	(59,623)
Net income before noncontrolling interests	167,573	124,674
Noncontrolling interests	(1,177)	(1,227)
Net income to common stockholders	$166,396	$123,447

Net income per share:
Basic	$1.32	$1.01
Diluted	$1.30	$0.96

Average shares outstanding (2):
Basic	126,375	121,893
Diluted	128,125	128,453

(1) Includes net realized gains on investment sales of $142 million reduced by a change in unrealized gains on equity securities of $94 million. The change in unrealized gains on equity securities commenced January 1, 2018 due to our adoption of ASU 2016-01.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2018	2017
Insurance:
Gross premiums written	$1,837,971	$1,769,405
Net premiums written	1,543,052	1,494,135
Premiums earned	1,432,337	1,413,170
Pre-tax income	229,028	199,994
Loss ratio	60.6%	60.9%
Expense ratio	32.8%	32.9%
GAAP combined ratio	93.4%	93.8%

Reinsurance:
Gross premiums written	$141,450	$166,802
Net premiums written	122,286	152,703
Premiums earned	135,071	156,872
Pre-tax income	14,592	4,594
Loss ratio	69.9%	75.9%
Expense ratio	37.5%	37.0%
GAAP combined ratio	107.4%	112.9%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$48,464	$52,348
Interest expense	(37,056)	(36,799)
Other revenues and expenses	(44,038)	(35,840)
Pre-tax loss	(32,630)	(20,291)

Consolidated:
Gross premiums written	$1,979,421	$1,936,207
Net premiums written	1,665,338	1,646,838
Premiums earned	1,567,408	1,570,042
Pre-tax income	210,990	184,297
Loss ratio	61.4%	62.4%
Expense ratio	33.2%	33.3%
GAAP combined ratio	94.6%	95.7%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2018	2017
Net premiums written:
Other liability	$468,840	$436,446
Workers' compensation	419,258	426,557
Short-tail lines (1)	291,118	287,078
Commercial automobile	214,645	204,200
Professional liability	149,191	139,854
Total Insurance	1,543,052	1,494,135
Casualty reinsurance	82,335	93,541
Property reinsurance	39,951	59,162
Total Reinsurance	122,286	152,703
Total	$1,665,338	$1,646,838

Losses from catastrophes:
Insurance	$7,131	$14,304
Reinsurance	257	194
Total	$7,388	$14,498

Net investment income:
Core portfolio (2)	$128,973	$115,849
Investment funds	40,354	26,649
Arbitrage trading account	5,191	6,360
Total	$174,518	$148,858

Net realized and unrealized gains on investments:
Net realized gains on investment sales	$142,669	$52,348
Change in unrealized gains on equity securities (3)	(94,205)	—
Total	$48,464	$52,348

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$520,231	$523,409
Insurance service expenses	32,712	29,933
Net foreign currency losses	13,484	5,508
Other costs and expenses	44,012	44,850
Total	$610,439	$603,700

Cash flow from operations	$(20,035)	$75,472

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(3) The change in unrealized gains on equity securities commenced January 1, 2018 due to our adoption of ASU 2016-01.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2018	December 31, 2017

Net invested assets (1)	$18,532,423	$18,508,646
Total assets	24,587,832	24,299,917
Reserves for losses and loss expenses	11,784,895	11,670,408
Senior notes and other debt	1,782,139	1,769,052
Subordinated debentures	897,426	728,218
Common stockholders’ equity (2)	5,451,776	5,411,344
Common stock outstanding (3)	121,544	121,515
Book value per share (4)	44.85	44.53
Tangible book value per share (4)	42.84	42.51

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of March 31, 2018, reflected in common stockholders' equity are after-tax unrealized investment gains of $35 million and unrealized currency translation losses of $294 million. As of December 31, 2017, after-tax unrealized investment gains were $375 million and unrealized currency translation losses were $307 million. The decrease in unrealized investment gains in the first quarter 2018 was primarily attributable to the change in accounting treatment of equity securities.

(3)
During the three months ended March 31, 2018, the Company repurchased 101,000 shares of its common stock for $6.8 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2018
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$479,909	2.6%
State and municipal:
Special revenue	2,676,724	14.4%
Pre-refunded	467,758	2.5%
State general obligation	450,878	2.4%
Local general obligation	408,745	2.2%
Corporate backed	373,878	2.1%
Total state and municipal	4,377,983	23.6%
Mortgage-backed securities:
Agency	827,309	4.4%
Commercial	335,284	1.8%
Residential - Prime	218,183	1.2%
Residential - Alt A	18,993	0.1%
Total mortgage-backed securities	1,399,769	7.6%
Asset-backed securities	2,101,691	11.3%
Corporate:
Industrial	2,374,121	12.8%
Financial	1,418,598	7.7%
Utilities	274,532	1.5%
Other	43,450	0.2%
Total corporate	4,110,701	22.2%
Foreign government	873,079	4.7%
Total fixed maturity securities (1)	13,343,132	71.9%
Equity securities available for sale:
Common stocks	320,435	1.7%
Preferred stocks	175,599	1.0%
Total equity securities available for sale	496,034	2.7%
Real estate	1,833,337	9.9%
Investment funds (2)	1,159,792	6.3%
Cash and cash equivalents (3)	879,367	4.8%
Arbitrage trading account	744,859	4.0%
Loans receivable	75,902	0.4%
Net invested assets	$18,532,423	100.0%

(1)	Total fixed maturity securities had an average rating of AA - and an average duration of 3.0 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.